EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement of Illinois Tool Works Inc. on Form S-8, pertaining to the ITW Bargaining Savings and Investment Plan, of our report dated January 24, 2000 with respect to the consolidated financial statements of Premark International, Inc. (not presented separately) included in the Annual Report on Form 10-K of Illinois Tool Works Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

   /s/ ERNST & YOUNG LLP
   Chicago, Illinois
   September 14, 2001